UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2015

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.   Other Events.

On December 9, 2015, CI Franchise Company, LLC (the “Seller”), a wholly-owned subsidiary of Creative Learning Corporation (the “Company”), completed the sale of its Challenge Island business to an unaffiliated third party, pursuant to an asset purchase agreement entered into on that date. The sale included substantially all of the assets of the Challenge Island business, which were sold on an “as is where is” basis, with none of the Seller’s representations or warranties surviving the consummation of the sale. The purchase price for the assets consisted of the transfer to the Company for cancellation certain shares of the Company’s common stock that had been held by the purchaser, as well as the assumption of certain liabilities related to the acquired assets. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated hereby by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued December 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 15, 2015
CREATIVE LEARNING CORPORATION

	By:	/s/ Michelle Cote
Name: Michelle Cote
Title: President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued December 15, 2015.